CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 4, 2000 with respect to the financial statements of Jefferson Pilot Financial Insurance Company and subsidiary and March 23, 2000 with respect to the financial statements of JPF Separate Account A in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-93367) and related Prospectus for the registration of units of interest in the JPF Separate Account A under individual flexible premium variable life insurance policies offered by Jefferson Pilot Financial Insurance Company.

                                                           /s/ ERNST & YOUNG LLP

Greensboro, North Carolina
April 18, 2000